                                                                    EXHIBIT 10.2

                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (this "Agreement"), dated as of this 31st day of October, 2001, between EDWIN R. MELLETT, an individual resident of the State of Florida, with his residence at ___________________________________________
("Mellett"), and AHL SERVICES, INC., a Georgia corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Mellett has been employed by the Company pursuant to an Employment Agreement between Mellett and the Company dated as of January 1, 2001 (the "Employment Agreement");

         WHEREAS, Mellett has since the date of the Employment Agreement served as an employee and officer of the Company and has served on the Board of Directors of the Company; and

         WHEREAS, Mellett desires to retire and resign from his employment by the Company and his position as a director and officer of the Company, and the Company agrees to accept such retirement and resignation; and

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                           Section 1  Termination of Employment.

                  Mellett and the Company agree that, as of October 31, 2001 (the "Termination Date"), Mellett shall cease to be an employee, officer and director of the Company and any of its subsidiaries and affiliates. From and after the Termination Date, Mellett shall cease to have any obligations or duties under the Employment Agreement (other than pursuant to Section 5 thereof, as modified in Section 5 hereof). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Employment Agreement.

                           Section 2  Payments and Other Benefits for Mellett.

                  (a) Severance Payment. In consideration of the promises and agreements contained herein, and subject to the terms of this Agreement, Mellett and the Company agree that the Company will pay to Mellett the sum of Eight Hundred Five Thousand Three Hundred Fifty Dollars ($805,350) on January 2, 2002 (the "Severance Payment") (less all applicable taxes and F.I.C.A. withholding and deductions). Mellett hereby acknowledges and agrees that the Severance Payment exceeds those amounts to which he would otherwise be entitled upon his voluntary resignation under the Employment Agreement. The parties agree that the Severance Payment includes compensation in lieu of the 90-day notice period set forth in the

Employment Agreement and also includes any and all accrued but unused vacation earned by Mellett prior to the Termination Date.

                  (b) Compensation. As of the Termination Date and notwithstanding anything to the contrary contained in the Employment Agreement, Mellett shall have no rights to any additional payments or compensation under the Employment Agreement except that:

                                    (i)      Mellett shall be entitled to
                                             receive the Salary otherwise
                                             payable to him under the Employment
                                             Agreement through and including the
                                             Termination Date;

                                    (ii)     Mellett shall not be entitled to
                                             any Bonus with respect to calendar
                                             year 2001;

                                    (iii)    Mellett shall be entitled to
                                             receive the car allowance provided
                                             for in the Employment Agreement
                                             through and including the
                                             Termination Date; and

                                    (iv)     Mellett shall be entitled to
                                             reimbursement of reasonable and
                                             necessary expenses incurred by him
                                             on or prior to the Termination Date
                                             at the request of and on behalf of
                                             the Company.

                  (c) Benefit Plans. Mellett shall be entitled to participate in the Company's medical, dental, hospitalization and life insurance plans until December 31, 2003, and the Company shall pay all premiums for such participation on the same basis as if Mellett was an employee of the Company through such date. Other than as provided in this Section 2(c), Mellett shall have no rights to participate in any benefit plans of the Company after the Termination Date. It is understood that the coverage provided in this Section 2(c) shall be deemed to satisfy in full all of Mellett's rights under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (COBRA).

                           Section 3  Loan to Mellett.

         Subject to the terms and conditions of this Agreement, on the later of the Termination Date or the expiration of the recision period described in
Section 6(f) hereof, the Company shall loan Five Hundred Sixty-Six Thousand Dollars ($566,000) to Mellett, and Mellett shall borrow such sum from the Company (the "Loan"). On or prior to January 2, 2002, Mellett shall repay the Loan in full. To the extent not otherwise repaid by Mellett on January 2, 2002, the Company shall be authorized to apply the Severence Payment toward the payment of the Loan. To the extent that the Severance Payment has not been paid to Mellett on January 2, 2002, Mellett shall be authorized to pay the Loan by offsetting any unpaid Severance Payment against the Loan.

                           Section 4  Stock Options.

                  (a) As of the day immediately prior to the Termination Date, Mellett had been granted by the Company a total of 1,085,000 options to purchase shares of common stock of the Company. As of the Termination Date, the following stock options, totaling 625,000 options, shall be relinquished:

                                                                   EXERCISE PRICE
        DATE OF GRANT                NUMBER OF SHARES                 PER SHARE                 EXPIRATION DATE
       October 31, 1997                   150,000                      $17.875                 October 31, 2007

       October 9, 1998                    100,000                       21.75                   October 9, 2008

       October 9, 1998                    200,000                       21.75                   October 9, 2008

         May 14, 1999                     150,000                      25.375                    May 14, 2009

       October 28, 1999                   25,000                       20.6875                 October 28, 2009

                  (b) The following stock options, totaling 460,000 options (the "Surviving Options"), shall continue to vest in accordance with their respective scheduled vesting dates through December 31, 2003 as if Mellett were employed by the Company through such date:

                                                                   EXERCISE PRICE
        DATE OF GRANT                NUMBER OF SHARES                 PER SHARE                 EXPIRATION DATE
       October 15, 1996                   107,500                      $ 4.64                  October 15, 2006

       December 1, 1996                   215,000                       10.00                  December 1, 2006

      February 28, 1997                    7,500                        10.00                  February 28, 2007

         May 9, 2000                      35,000                       8.8125                     May 9, 2010

        July 11, 2000                     25,000                        6.875                    July 11, 2010

         May 10, 2001                     70,000                        7.91                     May 10, 2011

The Surviving Options that have not vested as of December 31, 2003 shall expire on such date.1 The Surviving Options shall be exercisable through December 31, 2004 and after such date all unexercised Surviving Options will expire.

---------------
         1 As of December 31, 2003, 8,750 of the options granted on May 9, 2000, 6,250 of the options granted on July 11, 2000, and 35,000 of the options granted on May 10, 2001 will not have vested. The remaining 410,000 of the Surviving Options will have vested.

                  (c) Except to the extent inconsistent with the terms and provisions of this Section 4, the terms and provisions of Section 4 of the Employment Agreement and the terms and provisions of AHL Services Inc. 1997 Stock Incentive Plan (the "Plan") (including, without limitation, any provisions governing the acceleration of the vesting of options) shall continue to govern the Surviving Options. The Company agrees that, if the Board of Directors elects under the Plan to accelerate the vesting of any "Options" (as defined in the Plan) upon a "Change of Control" (as defined in the Plan) or otherwise to accelerate the vesting of "Options" pursuant to Section 14 (or any successor provision) under the Plan, then all Surviving Options shall also immediately become vested (it being understood, however, that the acceleration of "Options" held by other parties by virtue of contractual provisions specific to those parties shall not be deemed an election by the Board to accelerate "Options" for the purposes of this Agreement).

                           Section 5  Non-Competition, Trade Secrets,
Confidential Information, and Non Solicitation.

                  Section 5 of the Employment Agreement shall remain in full force and effect after the Termination Date, provided that the definition of "Company Activities" in Section 5.1 of the Employment Agreement is hereby amended to read in its entirety as follows: "any business or service engaged in by Employer as of the Termination Date." If the Company ceases to engage in a business or service during the Noncompete Period for any reason (including, without limitation, the sale or transfer of such business or service), then such business or service shall no longer be considered a Company Activity. The restrictions stated in this Agreement and Section 5 of the Employment Agreement are in addition to and not in lieu of protections afforded to Trade Secrets and Confidential Information under applicable state law. Nothing in this Agreement or Section 5 of the Employment Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the Company's right under applicable state law to protect its Trade Secrets and Confidential Information. The obligations of Mellett under this Section 5 and under Section 5 of the Employment Agreement shall not be assignable, without Mellett's prior written consent.

                           Section 6  General Release by Mellett.

                  (a) Mellett hereby knowingly and voluntarily releases and forever discharges the Company and each of its affiliates, predecessors, successors, parents, subsidiaries, divisions and assigns and their respective current and former officers, directors, partners, shareholders, representatives, employees, former employees, attorneys, and agents (collectively referred to as "Releasees"), collectively, separately, and severally, from any and all state, federal, or local claims, causes of action, liabilities, and judgments of every type and description whatsoever at law or in equity (including, but not limited to, claims arising under the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act of 1938, as amended, the Americans with Disabilities Act, state and local labor and employment laws, and state tort, contract, or statutory law) that he, his heirs, administrators, executors, personal representatives, beneficiaries, and assigns have, may have or may claim to have against the Releasees for compensatory or punitive damages or other legal or equitable relief of any type or description.

                  (b) Mellett also hereby knowingly and voluntarily releases and forever discharges the Releasees, collectively, separately, and severally, from any and all claims, causes of action, and liabilities arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), which he, his heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against the Releasees. The claims described in paragraphs (a) and (b) of this Section 6 are collectively referred to as the "Released Claims". Notwithstanding any other provision or paragraph of this Agreement, Mellett does not hereby waive any rights or claims under the ADEA that may arise after the date on which he executes this Agreement.

                  (c) Mellett understands and agrees that the Released Claims are intended to and do include any and all claims of every nature and kind whatsoever (whether known, unknown, suspected, or unsuspected) which he has or may have against the Releasees, individually or collectively.

                  (d) Mellett further acknowledges that he may hereafter discover facts different from or in addition to those which he now knows or believes to be true with respect to the Released Claims and agrees that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

                  (e) Mellett hereby acknowledges and represents that he has been given a reasonable period of at least 21 days to consider the terms of this Agreement; that the Company has advised him in writing to consult with an attorney prior to executing this Agreement; and that he has received valuable and good consideration in exchange for his execution of this Agreement.

                  (f) Mellett and the Company hereby acknowledge that Mellett may revoke this Agreement within seven days after he has executed the Agreement. In the event Mellett chooses to exercise his option to revoke this Agreement, Mellett shall notify the Company in writing, via facsimile, addressed to the Company's designated agent for this purpose, Debra McCreight, VP Human Resources, 2 Carlson Parkway, Suite 400, Plymouth, MN 55447, Facsimile No. (763) 745-1902, and return to the Company all monies, if any paid pursuant to this Agreement, no later than 5:00 p.m. of the last day of the revocation period.

                  (g) Notwithstanding anything herein to the contrary, Mellett does not waive or release any rights arising under this Agreement, any claims which may arise after the date hereof as a result of actions or events occurring after the date hereof, or any of his rights to be indemnified in accordance with the Articles of Incorporation and the bylaws of the Company and applicable law or pursuant to the Company's Directors and Officers Insurance Policy in his capacity as an officer and director of the Company and its subsidiaries and affiliates. In addition, the Company agrees to have Mellett covered under its Directors and Officers Insurance Policies for at least a three year period following the Termination Date.

                  (h) The Company hereby acknowledges that, as of the date hereof, it is unaware of any claim, or any basis for a claim, by the Company or any of its subsidiaries or affiliates against Mellett.

                           Section 7  General Release by the Company.

                  (a) The Company (on behalf of itself and each of its successors, parents and subsidiaries) (collectively the "Company Entities") hereby knowingly and voluntarily releases and forever discharges Mellett from any and all state, federal, or local claims, causes of action, liabilities, and judgments of every type and description whatsoever at law or in equity that the Company Entities have, may have or may claim to have against Mellett for compensatory or punitive damages or other legal or equitable relief of any type or description (the "Claims").

                  (b) The Company understands and agrees that the Claims are intended to and do include any and all claims of every nature and kind whatsoever (whether known, unknown, suspected, or unsuspected) which the Company Entities have or may have against Mellett.

                  (c) The Company further acknowledges that the Company may hereafter discover facts different from or in addition to those which the Company now knows or believes to be true with respect to the Claims and agrees that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

                  (d) Notwithstanding anything herein to the contrary, the Company Entities do not waive or release any rights arising under this Agreement or any claims which may arise after the date hereof as a result of actions or events occurring after the date hereof.

                  (e) Mellett hereby acknowledges that, as of the date hereof, he is unaware of any claim, or any basis for a claim, by Mellett against the Company Entities.

                           Section 8  Miscellaneous.

                  (a) Tax Withholding. All taxes due on amounts paid to Mellett under this Agreement shall be the responsibility of Mellett. The Company shall be entitled to withhold all taxes that it determines it is legally required to withhold.

                  (b) Fees. The Company shall reimburse Mellett for the fees incurred by Mellett in seeking the advice of an attorney and a tax advisor with respect to this Agreement, up to a total maximum of $5,000.

                  (c) Future Cooperation. Mellett agrees and covenants that he shall, to the extent reasonably requested in writing, cooperate with and assist the Company in any pending or future litigation in which the Company is a party, and regarding which Mellett, by virtue of his employment with the Company, has factual knowledge or information relevant to said litigation. The Company will reimburse Mellett for his reasonable out-of-pocket expenses in complying with this paragraph.

                  (d) Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

         The Company

                  AHL Services, Inc.
                  2 Carlson Parkway, Suite 400
                  Plymouth, MN 55447
                  Attention:  Debra McCreight, VP Human Resources
                  Telecopy No.: 763-745-1902


         Mellett

                  Mr. Edwin R. Mellett




or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

                  (e) Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns, and Mellett and his assigns, executors, administrators, personal representatives, heirs, and legatees.

                  (f) Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by both of the parties hereto.

                  (g) Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Georgia. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

                  (h) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specified to the contrary, all references to sections and paragraph headings are references to sections and paragraph headings of this Agreement.

                  (i) Specific Performance. Each party hereto hereby agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

                  (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (k) Understanding. Mellett acknowledges and agrees that he has read and fully understands the contents and the effect of this Agreement. Mellett acknowledges and agrees that he has had a reasonable opportunity and been advised to seek the advice of an attorney as to such content and effect and that he did so to the extent he deemed appropriate. Mellett accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             EDWIN R. MELLETT

                                             AHL SERVICES, INC.



                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------


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